EXHIBIT 10 – SECOND AMENDMENT TO KURDLE EMPLOYMENT AGREEMENT

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement is effective the 7th day of November, 2011 (the “Second Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, MD 21046 (hereinafter referred to as the “Company”), and Jennifer M. Kurdle, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046 (hereinafter referred to as the “Executive”).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated November 19, 2005, as amended by the First Amendment dated January 25, 2011 (individually and collectively, the “Agreement”).

NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1.	Section 16(b)(5) shall be deleted in its entirety, and a new Section 16(b)(5) shall be added to Section 16 of the Agreement to read as follows:

“(5)   By the Executive After a Change in Control.  At any time within the two year period following a Change in Control, the Executive may terminate this Agreement for Good Reason.”

2.	Section 16(c)(5) shall be deleted in its entirety, and a new section 16(c)(5) shall be added to Section 16 of the Agreement to read as follows:

“(5)  Payment Upon Termination By The Executive After a Change in Control.  If the Executive terminates her employment with the Company for Good Reason at any time within the two year period following a Change in Control, she shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the Executive’s termination of employment, 2.99 times the sum of: (i) her highest annual base salary prior to her date of termination; and (ii) her eligible Target Bonus for the fiscal year of her termination as provided for in Sections 4 and 5 of this Agreement.”

3.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the dates indicated below, the effective date of this Second Amendment being the 7th day of November 2011.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

	By:	(SEAL)
A.L. Giannopoulos
Chairman, President and Chief Executive Officer
[Corporate Seal]

EXECUTIVE:
WITNESS:	JENNIFER M. KURDLE